Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Roger M. Ponder , hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Quarterly Report on Form 10-Q of Spectrum Global Solutions, Inc. for the period ended June 30, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Spectrum Global Solutions, Inc.

Dated: August 20, 2018

/s/ Roger M. Ponder
Roger M. Ponder
Chief Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer,
Principal Financial Officer and Principal Accounting Officer)
Spectrum Global Solutions, Inc.